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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 4, 2001

                                  Genesco Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Tennessee                        1-3083                  0211340
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(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
        Incorporation)                                       Identification No.)


                      1415 Murfreesboro Road
                       Nashville, Tennessee                          37217-2895
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             (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code: (615) 367-7000
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          (Former name or former address, if changed since last report)

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Item 9.  Regulation FD Disclosure.

Genesco Inc. discloses that as of the date of this report and based upon operating results to date for its fourth fiscal quarter ending February 3, 2001, it remains comfortable that it will meet or exceed its previously disclosed forecasts for certain measures of financial performance for the quarter and the full fiscal year. Those forecasts included an increase in net sales from continuing operations of 20% to 25% as compared to the fourth quarter last year, comparable stores sales increases for the quarter in the mid to high single-digit range for Journeys stores and low to mid single digits for Johnston & Murphy shops and Jarman stores and earnings before discontinued operations of at least $0.53 per fully diluted share for the quarter and $1.39 for the full year. The Company currently expects to report its results for the quarter and fiscal year on March 7, 2001.

The statements in this report regarding Genesco's earnings expectations are forward-looking statements. They are consequently subject to a number of risks and uncertainties. Actual results could turn out to be materially different because of unexpected factors including changes in consumer buying patterns or other factors including winter weather affecting demand for the Company's goods, deterioration in the business or financial position of the Company's wholesale customers, disruptions in product supply or distribution, year-end audit adjustments and the outcome of litigation and environmental matters affecting the Company. Forward-looking statements reflect the expectations of Genesco's management as of the date they are made. Genesco disclaims any obligation to update such statements.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                         Genesco Inc.


                                         By:    /s/ Roger G. Sisson
                                         Name:  Roger G. Sisson
                                         Title: Secretary and General Counsel

Date:  January 4, 2001






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